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                                                                     Exhibit 5.2



                                                                    5 March 2003


PRIVATE AND CONFIDENTIAL


To:      MDP Acquisitions plc
         Arthur Cox Building
         Earlsfort Centre
         Earlsfort Terrace
         Dublin 2



RE: 100,000 UNITS ("THE EURO UNITS") CONSISTING OF E100,000,000 15.5% SUBORDINATED NOTES DUE 2013 (THE "EURO PIK NOTES") OF MDP ACQUISITIONS PLC (THE "ISSUER") AND 100,000 WARRANTS ("THE EURO WARRANTS") TO PURCHASE 295,758 ORDINARY SHARES (THE "ORDINARY SHARES") OF MDCP ACQUISITIONS LIMITED (THE "PARENT") AND 150,000 UNITS (THE "DOLLAR UNITS") CONSISTING OF E150,000,000 15.5% SUBORDINATED NOTES DUE
         2013 (THE "DOLLAR PIK NOTES" AND, TOGETHER WITH THE EURO PIK NOTES, THE "PIK NOTES") OF THE ISSUER AND 150,000 WARRANTS (THE "DOLLAR WARRANTS" AND, TOGETHER WITH THE EURO WARRANTS, THE "WARRANTS") TO PURCHASE 443,636 ORDINARY SHARES OF THE PARENT.

         E350,000,000 10 1/8% SENIOR NOTES DUE 2012 (THE "EURO SENIOR
         NOTES"), $545,000,000 9 5/8% SENIOR NOTES DUE 2012 (THE "DOLLAR SENIOR NOTES, AND TOGETHER WITH THE EURO SENIOR NOTES, THE "NOTES") OF MDP ACQUISITIONS PLC (THE "ISSUER") GUARANTEED BY MDCP ACQUISITIONS I (THE "GUARANTOR")

         REGISTRATION STATEMENT IN RESPECT OF THE EXCHANGE NOTES.


Dear Sirs,

We act as solicitors in Ireland for the Issuer, the Parent and the Guarantor (each a "COMPANY" and together, the "COMPANIES") with respect to the issue by the Issuer of the Euro PIK Notes and the Dollar PIK Notes (collectively, the "PIK Notes"), the issue by the Parent of the Warrants, the issue by the Issuer and the Parent of the Euro Units and the Dollar Units representing the PIK Notes and the Warrants (COLLECTIVELY, the "UNITS") and the Issue by the Issuer of the Notes, on 30th September 2002 in respect of the Notes (the "NOTES CLOSING DATE") and 2nd October 2002 in respect of the Units (the "UNITS CLOSING DATE", and together with the Notes Closing Date, the "CLOSING DATES") . The ordinary shares that are issued upon the exercise of the Warrants in accordance with the terms of the

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Warrant Agreement (as defined below) are hereinafter referred to as the "WARRANT
SHARES". The issue of the Units, the PIK Notes and the Warrants is hereinafter referred to as the "Transaction" and we are giving this opinion solely in connection with the entry into and performance of the Documents (as defined in paragraph 1D below) by the Companies. We give this opinion on the basis and subject to the comments, assumptions and qualifications set out below. Capitalised terms used in this opinion shall have the same meaning as is ascribed to such terms in the Documents, unless otherwise defined herein.

1.       BASIS OF OPINION

1A. This opinion is furnished to you in connection with the filing of the Registration Statement (as defined below) and is not to be used, circulated quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis may rely upon this opinion to the same extent as if it were an addressee hereof. We also hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

1B. This opinion is confined to and given in all respects with respect to the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the Irish courts (excluding any foreign law to which reference may be made under the rules of Irish private international law). No opinion is expressed or implied as to any Irish taxation matters or their effect on the Documents or the transactions contemplated thereby. No opinion is expressed or implied as to the laws of or the effect on the Documents or the transactions contemplated thereby of, any other jurisdiction. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Documents or the transactions contemplated thereby. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on European Community law as it affects any jurisdiction other than Ireland or any matter of fact.

1C. This opinion is also strictly confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

         We express no opinion and make no representation or warranty as to any matter of fact or in respect of any documents or arrangements which may exist in relation to the Documents.

1D. For the purpose of giving this opinion, we have reviewed the following documents set out in Schedule 1. References in this opinion to the "Transaction Documents" means the documents listed from (14) to (24) in Schedule 1.

1E. For the purpose of giving this opinion, we have caused to be made the following legal searches:

         (i) 5th March, 2003 on the files of the Companies maintained by the Registrar of Companies in Dublin, Ireland for the appointment of any receiver, examiner or liquidator;

         (ii) on 5th March, 2003, in the Judgments Office of the High Court in Dublin, Ireland for unsatisfied judgments, orders or decrees in relation to the Companies; and

         (iii) on 5th March, 2003 in the Central Office of the High Court in Dublin, Ireland for any proceedings or petitions filed in the last two years against the Companies.


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1F.      We have not conducted any other searches whatsoever in relation to the
         Companies nor have we carried out any due diligence or made any further enquiries (either of you or of the Companies) and accordingly, this opinion is given on the assumption that such searches, due diligence or enquiries (if made) would not reveal any circumstances which would require amendment of this opinion. Furthermore, one cannot rely entirely on the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1E above. This is because such searches do not necessarily contain completely up-to-date information and do not necessarily reveal, inter alia, whether or not a resolution has been passed or petition presented or any other action taken for the winding up of, or the appointment of a receiver or examiner of or to, the Companies.

1G. We have not conducted, nor have we been requested to conduct any due diligence on any of the Companies for the purpose of the Transaction nor have we conducted any verification of the Registration Statement. Accordingly we do not, nor have we been requested to, express any opinion on the adequacy of the disclosure set out in the Registration Statement.

1H. This opinion is to be construed in accordance with the laws of Ireland as at the date hereof.

2.       OPINION

On the basis of and subject to the assumptions and qualifications set out below and any matters not disclosed to us, we are of the opinion that:

2A. The Issuer is a public limited company, the Guarantor is a public unlimited company, the Parent is a private limited company, each duly incorporated and validly existing under the laws of Ireland.

2B. Each Company has the power under its memorandum and articles of association referred to above to enter into the Transaction Documents and to perform its obligations thereunder and had, on the Closing Dates, taken all necessary corporate and other action to authorise the execution, delivery and performance of the Transaction Documents and each Transaction Document has been duly executed and delivered by each Company party thereto.

2C. The execution, authorisation and delivery (as applicable) of the Transaction Documents (i) violate or conflict with any of the terms or provisions of its Memorandum and Articles of Association, (ii) violate or conflict with any applicable laws or regulations of Ireland or, to our knowledge, any judgement of a court of Ireland in proceedings relating to matters similar to the matters considered in the Transaction Documents, (iii) breach the terms of any consent, waiver, licence, approval, or other authorisation (each, an "Authorisation"), or (iv) require any Authorisation pursuant to or under any Irish law except, in the case of this clause (iv), for any such Authorisation which has been obtained. All Authorisations required by each Company for the execution, authorisation and delivery of the Transaction Documents and the performance of its obligations thereunder and the consummation of the transactions contemplated thereby had been obtained on the Closing Dates.

3.       ASSUMPTIONS

         For the purpose of giving this opinion, we have made the following assumptions (without any responsibility on our part if any assumption proves to be untrue or incorrect) which we have taken no steps to verify independently.

3A. All documents submitted to us as originals are authentic, accurate and complete as at the date hereof and all documents supplied to us as photocopies or facsimile transmitted copies or


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         other copies conform to the originals and such originals are authentic, accurate and complete and the originals were executed in the manner appearing on the copies and that all copies and all documents on which we have relied remain accurate and complete at the date of this opinion letter.

3B. The genuineness, completeness and authenticity of all signatures on all original and copy documents which we have examined.

3C. The resolutions were duly signed by the duly appointed directors of the relevant Company at which all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors' interests or the power of interested directors to vote); such resolutions have not been in any way modified, amended, annulled, rescinded or revoked and are in full force and effect and that such resolutions referred to in Schedule 1 of this opinion letter correctly record the proceedings at such meetings and/or the subject matter which they purport to record and the conclusions in the resolutions referred to in Schedule 1 of this opinion letter as to the commercial justification for the issue and/or execution and delivery of the Documents by the Companies were reached by the directors of each Company in good faith and for the benefit of such Company for the purposes of its business and on arms' length terms and were conclusions at which such directors could reasonably arrive.

3D. The documents listed in Schedule 1 of this opinion letter contain all relevant information which is material for the purposes of our opinion and there is no other agreement, instrument, undertaking, obligation, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) made by or between all or any of the parties to the Documents or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this opinion letter and that the execution, delivery, issue and performance of the Documents, the Notes, the PIK Notes and the Warrants will not result in any breach of any instrument, agreement or obligation to which any Company is a party or to which it is subject as the case may be.

3E. The binding effect of the Transaction Documents is not affected by duress, undue influence or mistake.

3F. The Transaction Documents have been entered into by the Companies for lawful and bona fide commercial reasons and on arms' length terms for the purposes of their business and the Documents accurately record all terms agreed between the parties thereto and are not subject to any escrow or other similar arrangement and have not been terminated or varied.

3G. Each Company is able to pay its debts (within the meaning of Section 214 of the Companies Act, 1963, as amended) at the time of entering into the Documents and will not become unable to pay its debts in consequence of doing so.

3H. No party to the Documents has passed a resolution for its winding-up and no proceedings have been instituted or steps taken for the winding-up of any such party or for the appointment of an examiner or receiver or other insolvency official in respect of all or any assets of any such party and each of the parties to the Documents was at all relevant times solvent and will not as a consequence of the execution thereof or the entering into of the transactions contemplated thereunder, be or become insolvent, unable to pay its debts, or deemed to be so under any applicable statutory provision, regulation or law. No record of the occurrence of any of these events in relation to the Companies is contained in the searches referred to in paragraph 1E above, although we would refer you to the caveat contained in paragraph 1F in relation to relying on such searches.

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3I.      No proceedings have been instituted or injunction granted against any party to the Documents to restrain it from enforcing any of its rights or from performing any of its obligations under the Documents.

3J. All relevant authorisations, approvals, consents and licences required in any jurisdiction (other than Ireland) and all formalities and requirements of the laws of any relevant jurisdiction (other than Ireland) and of any regulatory authority therein applicable to the execution, performance, delivery, enforceability and admissibility in evidence of the Documents (i) have been made, done or obtained, as the case may be or (ii) have been and will be duly complied with (and in each case (where applicable) (a) they are in full force and effect and
         (b) were made, done, obtained or complied with within any applicable time period).

3K. Each person (other than the Companies) which is a party to or a beneficiary of the Documents is duly organised and is validly existing and has the necessary power, authority and capacity to enter into the Documents and/or the transactions contemplated thereby and to perform its obligations thereunder under all applicable laws and regulations and each such person has validly entered into the Documents and/or the transactions contemplated thereby in accordance with all relevant laws and regulations applicable to it and that accordingly, as to each such person other than the Companies, the Documents and/or the transactions contemplated thereby constitute its legal, valid, binding obligations and rights, enforceable in accordance with their terms.

3L. All documents, forms and notices which should have been delivered to the Companies Registration Office (the "Registries") on behalf of or relating to the Companies have been so delivered and the file of records maintained at the Registries concerning the Companies, and reproduced for public inspection, were complete, accurate and up-to-date at the time of the searches referred to in paragraph 1E above and the information disclosed in the searches referred to in paragraph 1E has not since the time of such searches or enquiries been altered.

3M. There are no provisions of the laws or public policy of any jurisdiction outside Ireland which would be contravened by the execution, delivery and performance of the Documents and that insofar as any obligation under the Documents falls to be performed in any jurisdiction outside Ireland, its performance would not be illegal or unenforceable by virtue of the laws (or by reason of being contrary to the public policy) of that jurisdiction.

3N. That, in relation to each party to the Documents (other than the Companies) it is not required to be authorised for the purposes of
         Section 9 of the Investment Intermediaries Act, 1995, as amended (the "IIA") to act as an investment business firm (as defined in the IIA) or, to the extent that it is required; it is either:-

         (i) acting under and within the terms of an authorisation to do so which authorisation has been given by a competent authority (as defined in the IIA) of a EU member state for the purpose of EU Council Directive 93/22/EEC of 10 May 1963 as amended or extended (the "INVESTMENT SERVICES DIRECTIVE"); or

         (ii) a credit institution (as defined in the IIA) which does not exceed the terms of an authorisation granted to it for the purposes of EU Council Directive 77/780/EEC of 12 December 1977 (the "FIRST BANKING COORDINATION DIRECTIVE") as amended by EU Council Directive 89/646/EEC of 15 December 1989 (the "SECOND BANKING COORDINATION DIRECTIVE"),

                 and it has not and will not provide investment business services and/or investment advice (each as defined in the IIA) in connection with the Documents other than in


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                 conformity with the provisions of the IIA and that it has
                 otherwise complied with the provisions of the IIA.

4.       QUALIFICATIONS

The opinions set out herein are subject to the qualifications set out below. Please note that, although we have in respect of certain opinions specifically referred you to a particular qualification, this is for ease of reference only and does not affect the fact that all of our opinions contained herein are subject to all of the qualifications below.

4A. A particular course of dealing among the parties to the Documents, the Notes, the PIK Notes and the Warrants or an oral amendment, variation or waiver may result in an Irish court finding that the terms of the Documents, the PIK Notes or the Warrants have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties. Furthermore, any provisions of the Documents which provide that the terms of the Documents may only be amended, varied or waived in writing may be held by an Irish court not to be effective.

4B. We have not investigated title to the property and assets of the Issuer, the Parent or Jefferson Smurfit Group plc ("JSG") or any member thereof nor have we investigated insurance or environmental compliance. No opinion is expressed as to the ownership (whether legal or beneficial) of the Companies and JSG or any member thereof to their property or assets.

4C. It is a requirement of Section 44(1) of the Companies Act, 1963, that every prospectus issued on behalf of a company must state the matters specified in Part I of the Third Schedule to that act and set out the reports specified in Part II of that Schedule. In addition, it is a requirement of Regulation 8(1) of the 1992 Regulations ("Regulation 8(1)") that "every prospectus issued by or on behalf of an issuer shall contain the information which according to the particular nature of the issuer and of the securities concerned is necessary to enable an informed assessment to be made of the assets and liabilities, financial position, profits and losses and prospects of the company and the rights attaching to the securities". We express no opinion on whether the Offering Memorandum contains all the information required by
         Section 44(1) or Regulation 8(1). In addition, it is a requirement of
         Section 47 of the Companies Act, 1963 ("Section 47") that, on or before its date of publication, a prospectus must be delivered to the Registrar of Companies for registration together with any consents required, any material contracts and any adjustments to any reports contained in the prospectus. In Section 43 of that Act, it is assumed that the date of the prospectus is its date of publication. We note that the Offering Memorandum was not delivered to the Registrar of Companies on the day it is dated. We would also like to point out that, whether a contract is a material contract is a matter of fact. Accordingly, we express no opinion on whether the provisions of Section 47 have been complied with.

4D. Section 56 of the Companies Act, 1963 provides that no allotment (or, in the case of an offer for sale, no sale) may be made of securities in pursuance of a prospectus issued generally, and no proceedings may be taken on applications made in pursuance of a prospectus so issued, until the fourth business day after that on which the prospectus is first so issued. Effectively, this means that when a general prospectus has been issued, applications may not be converted into binding contracts until the minimum "cooling-off" period has expired. Breach of the provision does not affect the validity of an allotment or sale, but the issuer and its officers and, in the case of an offer for sale, persons by or through whom the offer (e.g. underwriters) is made are liable to (small) fines.

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Yours faithfully,


ARTHUR COX

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                                   SCHEDULE 1


1. Copies of the certificate of incorporation, certificate(s) of incorporation on change of name (if any) and the memorandum and articles of association of each Company;

2. copy of the certificate of a public company entitled to do business of the Issuer;

3. the share register and books of the Companies and all share certificates issued by the Companies;

4. copies of written resolutions of each director of the board of directors of each Company made on 23 September, 2002 relating to such Company's approval and entry into or issue of those Documents to which it is a party (each, a "Board Resolution");

5. two officers certificates signed by Gary McGann and Ian Curley on behalf of the Issuer dated 30th September, 2002;

6. one officers certificate signed by Gary McGann and Ian Curley on behalf of the Guarantor, dated 30th September, 2002;

7. a secretary's certificate signed by a representative of Bradwell Limited as company secretary of the Issuer dated 30th September, 2002;

8. a secretary's certificate signed by Bradwell Limited as company secretary of the Guarantor dated 30th September, 2002;

9. a letter dated 3rd September, 2002 from the Irish Stock Exchange acting as the Competent Authority for the purpose of the Europe Communities (Transferable Securities and Stock Exchange) Regulations, 1992 whereby a derogation has been granted from the requirements of paragraph 21(i) of Schedule III of the Companies Act, 1963 that the report of the accountants of JSG set out the profit and losses and assets and liabilities of JSG on a company only basis;

10. three officers' certificates signed by Ian Curley and Gary McGann on behalf of the Issuer, dated 2 October, 2002;

11. three officers' certificates signed by Ian Curley and Gary McGann on behalf of the Parent, dated 2 October, 2002;

12. a secretary's certificate signed by Bradwell Limited as company secretary of the Issuer, dated 2 October, 2002;

13. a secretary's certificate signed by Bradwell Limited as company secretary of the Parent, dated 2 October, 2002;

14. a copy of a Form F4 Registration Statement prepared by the Companies in connection with the Units, the PIK Notes, the Warrants, the Senior Notes and the Subordinated Notes (the "Registration Statement") and all references herein to the Registration


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         Statement shall be deemed to include all amendments and supplements thereto and all information incorporated by reference therein); and all references herein to the Registration Statement shall be deemed to include all amendments and supplements thereto and all information incorporated by reference therein);

15. an indenture dated 2 October, 2002 between the Issuer, the Parent, Deutsche Bank Luxembourg S.A., Deutsche Bank AG as Principal Paying Agent and Agent Bank and Deutsche Bank Trust Company Americas ("DBTA") as Euro trustee (the "PIK Notes Euro Indenture");

16. an indenture dated 2 October, 2002 between the Issuer, the Parent, Deutsche Bank Luxembourg S.A., and DBTA as dollar trustee (the "PIK Notes Dollar Indenture");

17. a warrant agreement dated 2 October, 2002 between the Parent and Deutsche Bank AG London as Warrant Agent (the "Warrant Agreement");

18. the PIK Notes (as such term is defined in each of the PIK Notes Dollar Indenture and the PIK Notes Euro Indenture);

19. a registration rights agreement dated 2 October, 2002 between the Issuer and the Initial Purchasers (the "Euro Registration Rights Agreement");

20. a registration rights agreement dated 2 October, 2002 between the Issuer and the Initial Purchasers (the "Dollar Registration Rights Agreement");

21. an indenture dated 30th September, 2002 between the Issuer, the Guarantor Deutsche Bank AG London as Principal Paying Agent and Transfer Agent and Deutsche Bank Trust Americas ("DBTA") as Euro trustee (the "Senior Notes Euro Indenture") and the guarantee (the "Senior Notes Euro Guarantee") by the Guarantor as part thereof;

22. an indenture dated 30th September, 2002 between the Issuer, the Guarantor and DBTA as dollar trustee (the "Senior Notes Dollar Indenture") and the guarantee (the "Senior Notes Dollar Guarantee") by the Guarantor as part thereof;

23. the Notes (as such term is defined in each of the Senior Notes Dollar Indenture and the Senior Notes Euro Indenture);

24. a notes registration rights agreement dated 30th September, 2002 between the Issuer, the Guarantor and the Initial Purchasers (the "Euro Notes Registration Rights Agreement");



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